UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 5, 2010

YUHE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34512	87-0569467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China

+ 86 536 736 3688
(Address and telephone number of Registrant’s principal executive offices)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 4.01          Change in Registrant’s Certifying Accountant

On March 5, 2010, Yuhe International, Inc. (the “Company”) was notified by Grant Thornton, the China member firm of Grant Thornton International (“Grant Thornton”), its independent registered public accounting firm, that Grant Thornton is resigning as the Company’s independent registered public accounting firm effective immediately.  The resignation of Grant Thornton was approved by the Company’s Audit Committee and Board of Directors.

Grant Thornton had been appointed by the Company effective December 8, 2009 as its independent registered public accounting firm for the fiscal year ended December 31, 2009.  Prior to March 5, 2010, Grant Thornton had not previously audited the financial statements of the Company or any of its subsidiaries.  During the fiscal years ended December 31, 2008 and 2009, and the interim period through March 5, 2010, there was no disagreement between the Company and Grant Thornton regarding any of the matters described in Item 304(a)(1)(iv) of Regulation S-K.

As reported in the Company’s Annual Report on Form 10-K/A filed on June 3, 2009, the Company has concluded that certain related party loans between the Company and Shandong Yuhe Food Group Co., Ltd. (“Yuhe Food”) have constituted prohibited transactions under Section 402 of the Sarbanes-Oxley Act of 2002.

Although all such related party loans had been repaid as of the end of 2009, because the Company continues to make payments under certain arrangements to Yuhe Food, such payments have resulted in related party loans in January and February 2010.

Grant Thornton noted during its audit procedures that the Company has been unable to eliminate the occurrence of related party loans between the Company and Yuhe Food, and the Company concluded that a material weakness continues to exist with respect to the Company’s compliance with Section 402 of the Sarbanes-Oxley Act of 2002. The Company’s remedial efforts as previously reported on Form 10-K/A have not successfully remediated the material weakness. Grant Thornton also has communicated to the Company certain audit adjustments related to the Company’s financial statements for the year ended December 31, 2009, which indicated a material weakness of the Company’s internal control over financial reporting.  The Company agrees with such assessment.  These notifications by Grant Thornton constitute “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Once the Company was informed that such payments constituted impermissible related party transactions, the Company caused such related party loans to be repaid promptly.  The Company's Audit Committee is studying ways to improve the Company’s internal controls and eliminate the improper payment arrangement.

The Company has provided Grant Thornton with a copy of the disclosures in this Report and requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the disclosures.  The letter is attached as an exhibit to this Report.

The Company’s Audit Committee and Board of Directors have discussed the reportable events with Grant Thornton.  The Company has authorized Grant Thornton to respond fully to the inquiries of any successor independent registered public accounting firm concerning the reportable events.

The Audit Committee of the Board of Directors of the Company has appointed Child, Van Wagoner & Bradshaw, PLLC (“CVB”), and CVB has accepted the appointment, as the Company’s independent registered public accounting firm to replace Grant Thornton effective March 9, 2010.

During the Company’s fiscal years ended December 31, 2008 and December 31, 2009 and the interim period through March 9, 2010, CVB served as the Company’s independent registered public accounting firm from March 31, 2008 until CVB was dismissed by the Company on December 7, 2009.  CVB audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2008.  CVB was consulted regarding the related party loans disclosed in the Company’s Form 10-K/A filed on June 3, 2009, during the period that it served as the Company’s independent registered public accounting firm.  CVB’s view regarding the related party loans was expressed and reflected in the Company’s Form 10-K/A filed on June 3, 2009.

The Company has requested that CVB review the disclosures in this Report and has provided CVB with the opportunity to furnish the Company with a letter addressed to the SEC stating any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in this Report.  CVB has not furnished the Company with any such letter.

Item 9.01          Financial Statements and Exhibits

EXHIBITS

99.1	Letter from Grant Thornton dated March 11, 2010 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: March 11, 2010	By:	/s/ Gao Zhentao
Gao Zhentao
Chief Executive Officer